Exhibit to Item 77Q1(e)
Copies of Any New or Amended Registrant Investment Advisory
Contracts

On December 20, 2013, the Investment Advisory Agreement between RBC Funds Trust and RBC Global Asset Management (U.S.) Inc. dated September 11, 2011 was amended (the "Amendment") to include the RBC Emerging Markets Equity Funds and RBC Fixed Income Funds. A copy of the Amendment is incorporated by reference to Exhibit (d)(8)(ii) of Post-Effective Amendment No. 57 to the Registration Statement filed with the SEC via EDGAR on December 20, 2013. (Accession No. 0000897101-13-001940).